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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the following of the Company's previously filed Registration Statements: Form S-8 (File No. 33-25781); Form S-8 (File No. 33-36090); Form S-8 (File No. 33-54813); Form S-8 (File No. 33-54815);
Form S-3 (File No. 33-36091); and Form S-3 (File No. 33-61895).

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
March 24, 1997.